UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2019

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 24, 2019, West Bancorporation, Inc. issued a press release announcing its third quarter earnings results for the period ended September 30, 2019, and the declaration of a quarterly dividend. The press release is furnished as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2019, the Board of Directors of West Bancorporation, Inc. (the Company) appointed Patrick J. Donovan to the Board of Directors, effective October 24, 2019. Mr. Donovan’s term will expire at the Company’s Annual Stockholders' Meeting in 2020, at which time he is expected to stand for re-election along with the other director nominees. Mr. Donovan will be a member of the Nominating and Corporate Governance Committee and Risk Management and Information Technology Committee of the Board of Directors. Mr. Donovan was also elected to the board of West Bank, the Company's wholly-owned subsidiary.
Patrick Donovan was president and chief executive officer of Bremer Financial Corporation, a $13 billion regional financial services company with locations throughout Minnesota, North Dakota and Wisconsin. He started with the company in 2003 as chief operation officer and became chief executive officer in 2009. He retired from Bremer on December 31, 2016.
Mr. Donovan has an extensive background in the banking industry spanning nearly four decades. He has a bachelor’s degree from the University of Minnesota.
In addition to his work experience, Mr. Donovan is a former member of the Federal Advisory Council (FAC) for the Board of Governors of the Federal Reserve System (the Board). The FAC is composed of 12 representatives from the banking industry who are selected by each district’s Reserve Bank to consult with and advise the Board on all matters within its jurisdiction.
Mr. Donovan has served on a number of nonprofit boards throughout the Twin Cities in Minnesota. He has also served on the following corporate boards: Alpha Cellulose Corporation, Bremer Financial Corporation, Walk America Inc., Health East Corporation and Aero Engineering Systems, Inc.
In connection with his appointment, Mr. Donovan will receive the same compensation as other non-employee directors of the Company, as described in the Company's proxy statement filed on February 28, 2019. Mr. Donovan does not have any arrangements or understandings with any person pursuant to which he was appointed. Mr. Donovan is not a party to any transaction that would be required to be disclosed under Section 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press Release of West Bancorporation, Inc. dated October 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

October 24, 2019	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer